Exhibit 10.2
TERMINATION AGREEMENT
This Termination Agreement (the “Termination Agreement“) is entered into as of September 11, 2008 (“Termination Date”) by and among the following parties at Chengdu, the People’s Republic of China (“PRC” or “China”):
Sichuan Nanguang Vacuum Technology Incorporated Ltd., a company established under the laws of the PRC, having its registered office at Longtan City Industry Zone, Second Section of East Third Ring Road, Chengdu, with Liu Shuwei, a PRC citizen, as its current chairman of the board of directors and legal representative (“Nanguang”);
Yao Chongguo, a citizen of the United States (“Yao Chongguo”); and
TomoTherapy Incorporated, a company established under the laws of the State of Wisconsin, having its registered office at 1240 Deming Way, Madison, Wisconsin, USA (“TomoTherapy”).
Each of Nanguang, Yao Chongguo and TomoTherapy shall be respectively referred to as a “Party”, and shall be collectively referred to as the “Parties”.
WHEREAS, the Parties have entered into an Equity Interest Transfer Agreement dated April 17, 2008 (the “Equity Interest Transfer Agreement”) for the contemplated transfer of 100% of the equity interest in Chengdu Twin-Peak Accelerator Technology Inc. (the “Company”);
WHEREAS, the Parties intend to enter into a new agreement in connection with the transfer of the equity interest in the Company on the Termination Date, and would like to confirm that the Equity Interest Transfer Agreement are terminated.
NOW, THEREFORE, it is hereby agreed:
1. The Parties unanimously agree to terminate the Equity Interest Transfer Agreement on the Termination Date.
2. Commencing from the Termination Date, all rights and obligations of each Party arising from the Equity Interest Transfer Agreement shall terminate.
3. This Termination Agreement is executed in both Chinese and English language in two copies, each Party having one copy with equal legal validity. This Termination Agreement shall become effective upon the date hereof.
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IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the Termination Date.

Sichuan Nanguang Vacuum Technology Incorporated Ltd.
By:	/s/ Liu Shuwei
	Name:	Liu Shuwei
Position: Legal Representative

Yao Chongguo
By:	/s/ Yao Chongguo

TomoTherapy Incorporated
By:	/s/ Steve Books
	Name:	Steve Books
	Position:	Chief Operating Officer

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